Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Medgenics, Inc., and to the incorporation by reference therein of our report dated March 1, 2012, with respect to the consolidated financial statements of Medgenics, Inc., included in the Annual Report on Form 10-K of Medgenics, Inc. for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Haifa, Israel	Kost, Forer, Gabbay & Kasierer
October 11, 2012	A member of Ernst & Young Global